                                                           Exhibit 24(b)

                                POWER OF ATTORNEY
                                -----------------

                  We, the undersigned directors and officers of The E.W. Scripps Company, an Ohio corporation (the "Company"), hereby constitute and appoint Daniel J. Castellini, M. Denise Kuprionis and William Appleton as our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to execute and file registration statements on Form S-8 pursuant to the Securities Act of 1933 in order to register (i) Class A Common Shares under such Act for issuance
(A) to directors of the Company under the Company's 1994 Non-Employee Directors' Stock Option Plan as it may be amended now or from time to time, (B) to officers and key employees of the Company under the Company's 1997 Long-Term Incentive Plan, and (C) to senior officers and selected executives of the Company under the Company's Deferred Compensation and Phantom Stock Plan (the "Deferred Compensation Plan") and (ii) interests to be offered or sold pursuant to the Deferred Compensation Plan, and all amendments to such registration statements, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  IN WITNESS WHEREOF, we have executed this power on May 22, 1997 in Cincinnati, Ohio.


 /s/ LAWRENCE A. LESER                       /s/ DANIEL J. MEYER
----------------------------                 ----------------------------------
Lawrence A. Leser, Chairman                  Daniel J. Meyer, Director


 /s/ CHARLES E. SCRIPPS                      /s/ NICHOLAS B. PAUMGARTEN
----------------------------                 ----------------------------------
Charles E. Scripps, Director                 Nicholas B. Paumgarten, Director


 /s/ RONALD W. TYSOE                         /s/ JOHN H. BURLINGAME
----------------------------                 ----------------------------------
Ronald W. Tysoe, Director                    John H. Burlingame, Director


 /s/ ROBERT P. SCRIPPS                       /s/ JULIE A. WRIGLEY
----------------------------                 ----------------------------------
Robert P. Scripps, Director                  Julie A. Wrigley, Director


 /s/ PAUL K. SCRIPPS                         /s/ DANIEL J. CASTELLINI
----------------------------                 ----------------------------------
Paul K. Scripps, Director                    Daniel J. Castellini, Senior Vice
                                             President, Finance & Administration

 /s/ WILLIAM R. BURLEIGH
----------------------------
William R. Burleigh, President,
Chief Executive Officer and Director